EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35541) filed on September 12, 1997 pertaining to the Third Amended and Restated 1996 Stock Option Plan of Xomed Surgical Products, Inc. of our report dated February 16, 1998, with respect to the consolidated financial statements of Xomed Surgical Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                  Ernst & Young LLP

March 25, 1998
Jacksonville, Florida